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Exhibit 4.25

    AMENDMENT NO. 10 TO THIRD AMENDED AND RESTATED
REDUCING REVOLVING LOAN AGREEMENT

    This Amendment No. 10 to Third Amended and Restated Reducing Revolving Loan Agreement (this "Amendment") dated as of May 18, 2001 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., Sunset Station, Inc., and Santa Fe Station, Inc. (collectively, the "Borrowers"), St. Charles Riverfront Station, Inc., Station Casinos, Inc. ("Parent") (but only for the purpose of making the covenants set forth in Articles 8 and 9 of the Loan Agreement (as defined below)), and Bank of America, N.A., as Administrative Agent (the "Administrative Agent"), is entered into with reference to the Third Amended and Restated Reducing Revolving Loan Agreement dated as of August 25, 1999 among Borrowers, St. Charles Riverfront Station, Inc. and Kansas City Station Corporation (each of which was formerly a Borrower thereunder), Parent, the Lenders party thereto, Societe Generale, as Documentation Agent, Bank of Scotland, as Co-Agent, and the Administrative Agent (as amended from time to time, the "Loan Agreement"). Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

Agreement

    Borrowers, Parent and the Administrative Agent, acting with the consent of the Requisite Lenders pursuant to Section 14.2 of the Loan Agreement, agree as follows:

    1.  Amendment to Section 6.7(f). Section 6.7(f) of the Loan Agreement is hereby amended to increase the amount specified therein from $200,000,000 to $300,000,000 so that it reads in full as follows:

      "(f) Indebtedness consisting of one or more Swap Agreements or Guaranty Obligations with respect to obligations of any of Borrowers or of Parent under one or more Swap Agreements; provided, that the aggregate notional amount of Indebtedness covered by all Secured Swap Agreements does not exceed $300,000,000."

    2.  Amendment to Section 9.14(d)(i). Section 9.14(d)(i) of the Loan Agreement is hereby amended to increase the amount specified therein from $60,000,000 to $70,000,000 so that it reads in full as follows:

      "(i) the Green Valley Project, provided that the amount expended thereof does not exceed $70,000,000."

    3.  Conditions Precedent to Amendment. The effectiveness of this Amendment shall be conditioned upon receipt by the Administrative Agent of all of the following:

  (a)
  Counterparts of this Amendment executed by all parties hereto;

  (b)
  Written consents of each of the Sibling Guarantors to the execution, delivery and performance hereof in the form of Exhibit A to this Amendment;

  (c)
  Written consent of the Lenders as required under Section 14.2 of the Loan Agreement in the form of Exhibit B to this Amendment; and

  (d)
  Such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Lenders reasonably may require.

    4.  Representations and Warranties. Borrowers hereby represent and warrant that no Default or Event of Default has occurred and remains continuing and that no Material Adverse Effect has occurred since December 31, 2000.

    5.  Consent of Parent. The execution of this Amendment by Parent shall constitute its consent, in its capacity as guarantor under the Parent Guaranty, to this Amendment.

    6.  Confirmation. In all other respects, the terms of the Loan Agreement and the other Loan Documents are hereby confirmed.

    IN WITNESS WHEREOF, Borrowers and the Administrative Agent have executed this Amendment as of the date first above written by their duly authorized representatives.

PALACE STATION HOTEL & CASINO, INC. BOULDER STATION, INC. TEXAS STATION, INC. SUNSET STATION, INC. SANTA FE STATION, INC.
By:	/s/ GLENN C. CHRISTENSON Glenn C. Christenson, Senior Vice President
STATION CASINOS, INC.
By:	/s/ GLENN C. CHRISTENSON Glenn C. Christenson, Executive Vice President and Chief Financial Officer
BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ JANICE HAMMOND Janice Hammond Vice President

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  Exhibit 4.25